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                                                                    EXHIBIT 12.1

                     PRIME GROUP REALTY TRUST (The Company)
          AND PREDECESSOR PROPERTIES (THE PREDECESSOR TO THE COMPANY)

                   STATEMENTS REGARDING COMPUTATION OF RATIOS
                                  (IN $000'S)

                          COMPANY-      COMPANY-
                          PRO FORMA     HISTORICAL               PREDECESSOR-HISTORICAL
                          ------------ ----------- ---------------------------------------------------
                           YEAR ENDED  PERIOD FROM PERIOD FROM       YEAR ENDED DECEMBER 31,
                          DECEMBER 31, 11/17/97 TO  1/1/97 TO  ---------------------------------------
                              1997      12/31/97    11/16/97     1996      1995      1994       1993
                          ------------ ----------- ----------- --------  --------  ---------  --------
EARNINGS
--------
Income(loss) before
 preferred share
 dividends and minority
 interest per the
 consolidated/combined
 financial statements...    $23,550      $1,427     $(29,050)  $(31,417) $(29,576) $ (22,062) $(20,829)
Interest expense........     24,583       1,680       34,417     37,217    36,234     33,387    29,162
Amortization of debt
 issuance costs.........        751         121          630        594     1,148        714       859
Preferred share
 dividends..............     13,425         345          --         --        --         --        --
                            -------      ------     --------   --------  --------  ---------  --------
Earnings................    $62,309      $3,573     $  5,997   $  6,394  $  7,806  $  12,039  $  9,192
                            =======      ======     ========   ========  ========  =========  ========

FIXED CHARGES
-------------
Interest expense........    $24,583      $1,680     $ 34,417   $ 37,217  $ 36,234  $  33,387  $ 29,162
Capitalized interest
 expense................        --          --           --         --        --         --        --
Amortization of debt
 issuance costs.........        751         121          630        594     1,148        714       859
Preferred share
 dividends..............     13,425         345          --         --        --         --        --
                            -------      ------     --------   --------  --------  ---------  --------
Total fixed charges.....    $38,759      $2,146     $ 35,047   $ 37,811  $ 37,382  $  34,101  $ 30,021
                            =======      ======     ========   ========  ========  =========  ========
RATIO OF EARNINGS TO
 COMBINED FIXED CHARGES
 AND PREFERRED SHARE
 DIVIDENDS (1)..........       1.61        1.66         0.17       0.17      0.21       0.35      0.31
                            =======      ======     ========   ========  ========  =========  ========
EXCESS(DEFICIT) OF
 EARNINGS TO COMBINED
 FIXED CHARGES AND
 PREFERRED SHARE
 DIVIDENDS..............    $23,550      $1,427     $(29,050)  $(31,417) $(29,576) $ (22,062) $(20,829)
                            =======      ======     ========   ========  ========  =========  ========

FUNDS FROM OPERATIONS
---------------------
Funds From Operations...    $37,634      $3,964     $(14,461)  $(17,367) $(12,733) $ (12,930) $ (9,345)
Interest expense........     24,583       1,680       34,417     37,217    36,234     33,387    29,162
Amortization of debt
 issuance costs.........        751         121          630        594     1,148        714       859
Preferred share
 dividends..............     13,425         345          --         --        --         --        --
                            -------      ------     --------   --------  --------  ---------  --------
Adjusted Funds From
 Operations.............    $76,393      $6,110     $ 20,586   $ 20,444  $ 24,649  $  21,171  $ 20,676
                            =======      ======     ========   ========  ========  =========  ========

FIXED CHARGES
-------------
Interest expense........     24,583       1,680       34,417     37,217    36,234     33,387  $ 29,162
Capitalized interest
 expense................        --          --           --         --        --         --        --
Amortization of debt
 issuance costs.........        751         121          630        594     1,148        714       859
Preferred share
 dividends..............     13,425         345          --         --        --         --        --
                            -------      ------     --------   --------  --------  ---------  --------
Total fixed charges.....    $38,759      $2,146     $ 35,047   $ 37,811  $ 37,382  $  34,101  $ 30,021
                            =======      ======     ========   ========  ========  =========  ========
RATIO OF FUNDS FROM
 OPERATIONS TO COMBINED
 FIXED CHARGES AND
 PREFERRED SHARE
 DIVIDENDS (2)..........       1.97        2.85         0.59       0.54      0.66       0.62      0.69
                            =======      ======     ========   ========  ========  =========  ========
EXCESS(DEFICIT) OF FUNDS
 FROM OPERATIONS TO
 COMBINED FIXED CHARGES
 AND PREFERRED SHARE
 DIVIDENDS..............    $37,634      $3,964     $(14,461)  $(17,367) $(12,733) $ (12,930) $ (9,345)
                            =======      ======     ========   ========  ========  =========  ========

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(1) The Predecessor's historical earnings were insufficient to cover fixed charges for the period from January 1, 1997 through November 16, 1997 and for the years ended December 31, 1996, 1995, 1994 and 1993 by the amounts indicated.
(2) The Predecessor's historical adjusted funds from operations were insufficient to cover fixed charges for the period from January 1, 1997 through November 16, 1997 and for the years ended December 31, 1996, 1995, 1994 and 1993 by the amounts indicated.